Exhibit 10.3.4

Rules of the BrightSource Energy, Inc.

2011 Omnibus Equity Incentive Plan

Grant of Stock Options for Optionees in France

Dated April 27, 2011

1. Introduction.

(a) The Board of Directors of BrightSource Energy, Inc. (the “Company”) has established the BrightSource Energy, Inc. 2011 Omnibus Equity Incentive Plan (the “U.S. Plan”), for the following purposes: (i) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Consultants who perform services for the Company or a Subsidiary, including the Company’s French Subsidiaries for which it holds directly or indirectly at least 10% of the share capital (“French Entities”) with long-term equity-based compensation to align their interest with the Company’s stockholders; and (c) to promote the success of the Company’s business.

(b) Section 4(b)(vii) of the U.S. Plan specifically authorizes the Administrator to administer the U.S. Plan and adopt sub-plans applicable to specific Subsidiaries or locations (including in France) for the purpose of satisfying applicable foreign laws and for qualifying for favorable tax treatment under applicable foreign laws. The Administrator has determined that it is desirable to establish a sub-plan for the purpose of permitting stock options to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, to qualifying optionees who are resident in France for French tax purposes and/or subject to the French Social Security regime. The terms of the U.S. Plan, as set out in Appendix 1 hereto, shall, subject to the following additional rules, constitute the Rules of the BrightSource Energy, Inc. 2011 Omnibus Equity Incentive Plan for the Grant of Stock Options for Optionees in France dated April 27, 2011 (the “French Option Plan”). Under the French Option Plan, qualifying optionees will be granted only stock options (or “Options”) as defined under Section 6 of the U.S. Plan and Section 2(a) below. The provisions of the U.S. Plan in Section 7 permitting grants of Restricted Stock, Section 8 permitting grants of Restricted Stock Units, Section 9 permitting grants of Stock Appreciation Rights and Section 10 permitting grants of Performance Units and Performance Shares (as well as any other reference in the U.S. Plan to such types of awards), are not applicable to participants in France under the French Option Plan. The grant of Options is authorized under Section 6 of the U.S. Plan, which pertains to Options.

(c) In the event of an inconsistency between the U.S. Plan and the French Option Plan, the provisions of the French Option Plan shall govern.

2. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set forth below shall have the following meanings:

(a) the term “Option” shall include both:

(i) purchase stock options (rights to acquire shares of Common Stock repurchased by the Company prior to the date on which the Options become exercisable); and

(ii) subscription stock options (rights to subscribe newly issued Common Stock);

(b) the term “Date of Grant” shall be the date on which the Administrator both:

(i) designates the French Optionee; and

(ii) specifies the terms and conditions of the Option including the number of optioned shares of Common Stock and the method for determining the Exercise Price;

(c) the term “Optionee” is defined as a person granted Options pursuant to the French Option Plan;

(d) the term “Exercise Price” shall be the price to acquire each optioned share of Common Stock;

(e) the term “Closed Period” shall mean the specific periods as set forth by Section L. 225-177 of the French Commercial Code, as amended, during which French qualifying Options cannot be granted and which is as follows:

(i) ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company;

(ii) any period during which the corporate management of the Company has knowledge of material information which could, if disclosed to the public, significantly impact the quotation of the shares of Common Stock, until ten quotation days after the day such information is disclosed to the public; or

(iii) twenty quotations days following a distribution of a dividend (i.e., the ex-dividend date) or of a general right to subscribe to shares of Common Stock.

If the French Commercial Code is amended after adoption of this French Option Plan to modify the definition and/or the applicability of the Closed Periods to French-qualified Options, such amendments shall become applicable to any French-qualified Options granted under this French Option Plan, to the extent required by French law.

(f) the term “Effective Grant Date” shall mean the date on which the Option is effectively granted (i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied, which is the first day after any Closed Period). Such condition precedent shall be satisfied when the Board, Committee or other authorized corporate body shall determine that the granting of Options is no longer prevented under a Closed Period. If the grant date does not occur within a Closed Period, the “Effective Grant Date” shall be the same day as the “Date of Grant” without any need for Board or Committee action;

(g) the term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions;

(h) the term “French Entity” shall mean (i) a French Subsidiary of which the Company holds directly or indirectly at least 10% of the share capital or (ii) a French branch of the Company; and

(i) the term “Forced Retirement” shall mean forced retirement as determined under Section L. 1237-5 of the French Labor Code and subject to the fulfillment of related conditions.

3. Eligibility to Participate.

(a) Notwithstanding any other term of this French Option Plan, Options may be granted only to employees or corporate directors of the French Entities who hold less than ten percent (10%) of the outstanding shares of Common Stock of the Company.

(b) Subject to Section 3(c) below, any French Optionee who, on the Effective Grant Date of the Option, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity or who is a corporate officer of a French Entity shall be eligible to receive, at the discretion of the Administrator, Options under this French Option Plan, provided he or she also satisfies the eligibility conditions of Section 5(a) of the U.S. Plan.

(c) Options may not be issued to corporate executives of French Entities, other than the managing directors (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) unless the corporate executive is an employee of a French Entity, as defined by French law.

4. Term of Option. The term of each Option shall be stated in the stock option agreement.

5. Modifications to Grant Terms. Notwithstanding any provision in the U.S. Plan, the terms and conditions of the Options (Exercise Price and number of underlying shares of Common Stock) may not be modified after the Effective Grant Date, except as provided under Sections 9 and 10 of the French Option Plan, or as otherwise in keeping with French law.

6. Exercise Price and Consideration.

(a) The method for determining the Exercise Price shall be fixed by the Administrator on the Date of Grant. The Exercise Price shall be stated in the stock option agreement or other grant materials distributed to employees. If the Option is considered as granted on the Effective Grant Date, the Exercise Price will be determined in accordance with the method for determining the Exercise Price set forth by the Administrator on the Date of Grant. In no event shall the Exercise Price per share be less than the greatest of:

(i) with respect to purchase stock options over the Common Stock, the higher of either 80% of the average price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date (assuming that the Common Stock is publicly traded) or 80% of the average purchase price paid for such Common Stock by the Company;

(ii) with respect to subscription stock options over the Common Stock, 80% of the average price of such Common Stock during the 20 days of quotation immediately preceding the Effective Grant Date (assuming the Common Stock is publicly traded); and

(iii) 100% of the Fair Market Value per share of Common Stock as defined under the U.S. Plan and as determined on the Effective Grant Date.

(b) Upon exercise of an Option, payment of the full Exercise Price shall be paid either by check or credit transfer exclusive of any other method of payment. No delivery, surrender or attestation to the ownership of previously owned Common Stock having a Fair Market Value equal on the date of delivery to the aggregate Exercise Price of the shares of Common Stock may be used to pay the Exercise Price.

(c) The shares of Common Stock acquired upon exercise of the Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable holding periods and other restrictions provided under French law.

7. Exercise Dates and Holding Period.

(a) At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Specifically, the Administrator may impose a restriction on exercise until the expiration of a four-year period (or if shorter, the period specified for favorable tax and social security treatment pursuant to French law), or a restriction on sale of the underlying shares of Common Stock through a holding period of the underlying shares of Common Stock that may be acquired pursuant to exercise of an Option until the expiration of a four-year period (or if shorter, the period specified for favorable tax and social security treatment pursuant to French law) which is measured from the Effective Grant Date. Pursuant to French law, the restriction on sale of the shares may not exceed three years from the date of effective exercise of the Option.

To the extent applicable to French-qualified Options granted by the Company, a specific holding period for the shares of Common Stock underlying the French-qualified Options shall be imposed and described in the applicable stock option agreement for any French Optionee who qualifies as a managing director under French law, as defined in Section 3(c) above, or has comparable positions at the level of the Company.

(b) If an Optionee ceases to be employed by the Company or any Subsidiary of the Company by reason of his or her death, his or her outstanding Options shall thereafter be immediately vested and exercisable under the conditions set forth in Section 8 of this French Option Plan.

(c) If an Optionee ceases to be employed by the Company or any Subsidiary of the Company by reason of Disability, his or her outstanding Options will benefit from the favorable treatment of French-qualified Options irrespective of the date of exercise and the date of sale of the shares of Common Stock as provided for in the stock option agreement.

(d) If an Optionee ceases to be employed by the Company or any Subsidiary of the Company for reason of his or her Forced Retirement or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code and as construed by the French Tax Circulars and subject to the fulfillment of related conditions, his or her Option will benefit from the favorable treatment of French-qualified Options, irrespective of the date of sale of the shares of Common Stock, only if exercised at least three (3) months prior to the effective date of the Forced Retirement or three (3) months prior to the date on which the notice of dismissal is sent to the Optionee in accordance with French law and as construed by French tax and social security guidelines and the French Labor Courts.

(e) If an Optionee ceases to be employed by the Company or any Subsidiary of the Company for reasons other than death, Disability or involuntary termination for cause, the Optionee may exercise the Option after the date of termination to the extent set forth by the terms of the stock option agreement.

8. Death. If an Optionee’s service to the Company or any Subsidiary of the Company terminates by reason of his or her death while he or she is actively employed, his or her Options may thereafter for the six (6) month period following the death be exercised in full (with respect to all Options, vested or unvested at the time of death) by his or her heirs, as determined by local law. Any Option which remains unexercised shall expire six (6) months following the date of the Optionee’s death.

In the event of death prior to the expiration of the Option term following termination of service, vested Options may be exercised by his or her heirs, as determined by local law, only during the six (6) month period following the Optionee’s death. Any Option which remains unexercised shall expire six (6) months following the date of Optionee’s death.

9. Adjustments upon Changes in Capital Structure and Change in Control.

(a) Adjustments of Options issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option and may be made only in the event of the transactions by the Company listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of shares of Common Stock by the Company at a price which is higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Nevertheless, the Administrator, at its discretion, may decide to make adjustments in the case of a transaction for which adjustments are not authorized under French law as described above, in which case the Options may no longer qualify for favorable income tax and social security treatment of the grant may be lost.

Assumption or substitution of the Options in the case of a corporate transaction as well as an acceleration of vesting or the holding period or any other mechanism implemented upon a corporate transaction, or in any other event, may result in the Options no longer being eligible for the favorable income tax and social security treatment.

(b) In the event of adjustments in case of realization of corporate transactions or Change in Control as set forth in Section 14 of the U.S. Plan, the Administrator may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such corporate transactions as well as the lapse of any other form of restriction becomes effective. If this occurs, the Options may not receive favorable income tax and social security charges treatment pursuant to French law or the sale of underlying shares of Common Stock could be subject to restriction.

10. Disqualification of Options. If the Options are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Option Plan, the Options many no longer qualify as French-qualified Options. If the Options no longer qualify as French-qualified Options, the Committee or Board may, provided it is authorized to do so under the U.S. Plan, and in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Options, the exercisability of the Options, or the sale of the shares which may have been imposed under this French Option Plan or in the stock option agreement delivered to the Optionee.

11. Interpretation. It is intended that the Options granted under this French Option Plan shall qualify for the favorable tax and social security treatment applicable to Options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, but no undertaking is made to maintain such status. The terms of the French Option Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations and the relevant guidelines released by the French tax and social security authorities and subject to the fulfillment of any applicable legal, tax and reporting obligations, if applicable.

12. Employment Rights. The adoption of this French Option Plan shall not confer upon the Optionees, or any employees of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its employees.

13. Non-Transferability. Notwithstanding any provision in the U.S. Plan to the contrary and, except in the case of death, the Options shall not be transferred to any third part other than the Optionee’s heirs. In addition, the Options are only exercisable by the Optionee during the lifetime of the Optionee.

14. Amendments. Subject to the terms of the U.S. Plan, the Board or Committee reserves the right to amend or terminate the French Option Plan at any time.

15. Adoption. The French Option Plan was adopted by the Administrator on April 27, 2011 and such adoption is contingent upon proper adoption of the U.S. Plan and will be effective upon the effectiveness of the U.S. Plan.

Appendix 1

The BrightSource Energy, Inc. 2011 Omnibus Equity Incentive Plan